                                                                      EXHIBIT 11


                            AMERICAN HEALTHWAYS, INC.
                               EARNINGS PER SHARE
                                  MAY 31, 2002
                                   (UNAUDITED)


         The following is a reconciliation of the numerator and denominator of basic and diluted income per share (adjusted for the stock split effective November 2001 for the prior year periods)



                                                     ------------------------------------------------------------------
                                                       Three Months Ended May 31,         Nine Months Ended May 31,
                                                         2002             2001              2002               2001
                                                     ------------------------------------------------------------------
Numerator:
    Net income                                       $  2,586,547      $    840,087      $  6,528,634      $  2,142,247
    Effect of dilutive securities                              --                --                --                --
                                                     ------------      ------------      ------------      ------------
    Numerator for diluted income per share           $  2,586,547      $    840,087      $  6,528,634      $  2,142,247
                                                     ============      ============      ============      ============

Denominator:
   Shares used for basic income per share              15,246,226        12,727,391        14,856,633        12,552,008
   Effect of dilutive stock options outstanding         1,068,149         1,234,671         1,182,095         1,045,536
                                                     ------------      ------------      ------------      ------------
   Shares used for diluted income per share            16,314,375        13,962,062        16,038,728        13,597,544
                                                     ============      ============      ============      ============

Basic income per share:                              $       0.17      $       0.07      $       0.44      $       0.17
                                                     ============      ============      ============      ============
Diluted income per share                             $       0.16      $       0.06      $       0.41      $       0.16
                                                     ============      ============      ============      ============
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